Exhibit 10.2


          Confidential Materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.





                             Collaboration Agreement

                                     between

                                 Tilligen, Inc.

                                       and

                           Senesco Technologies, Inc.

                               September 20, 2002

     THIS IS AN AGREEMENT effective September 20, 2002, ("Effective Date") by and between Tilligen, Inc., a Washington corporation having its principal place of business at 1000 Seneca Street, Seattle, WA 98101 ("Tilligen") and Senesco Technologies, Inc. ("Senesco"), a Delaware corporation having a principal place of business at 303 George Street, Suite 420, New Brunswick, NJ 08901.

     Senesco has certain technologies related to controlling plant senescence by altering the expression of plant genes and their cognate expressed proteins that are induced during or coincident with the onset of senescence.

     Tilligen  has  certain   technologies   relating  to  the   generation  and
identification of mutations in genes predictive of traits of interest.

     Senesco and Tilligen are establishing a research alliance to develop and commercialize certain improved varieties of [**] containing desirable Mutations (hereinafter defined).

     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, the parties agree as follows:

1.   DEFINITIONS
     -----------

     Terms in this Agreement defined in the singular have the same meanings when used in the plural and vice versa. For purposes of this Agreement, the following words and phrases shall have the following meanings:

     1.1 "Affiliate" means with respect to any person or entity, any other person or entity that directly or indirectly controls, is controlled by or is under common control with such person or entity. A person or entity shall be deemed to be "controlled" by any other person or entity if such other person or entity (i) possesses, directly or indirectly, power to direct or cause the direction of the management and policies of such person or entity whether by contract or otherwise, (ii) has direct or indirect ownership of at least 50% (in the aggregate) of the voting power of all outstanding shares entitled to vote at a general election of directors of the person or entity or (iii) has direct or indirect ownership of at least 50% of the equity interests in a partnership or a limited liability company.

     1.2  "Agreement" means this Collaboration Agreement.

     1.3 "Contract Party" means a distributor, processor, packer or similar party having a contractual relationship with Senesco ([**] in association with its relationship with Senesco) pursuant to which Senesco ([**] in association with its relationship with Senesco) permits such party to make, use, market, distribute, import, sell or offer for sale any Licensed Product.

     1.4  "Field" means [**] varieties of [**].

     1.5 "Gene Target" means a gene chosen by the Collaboration Managers to be analyzed by Tilligen for Mutations as provided for in the Research Plan.

     1.6 "Intellectual Property" means all patents and patent applications owned or controlled by a party or any of its Affiliates or under which a party has a right to practice with the right to extend such right to practice, which contain claims, the rights to which are necessary or useful for the development, propagation, manufacture, use, sale or distribution of Licensed Products.
Intellectual Property will also include all inventions, discoveries, know-how, trade secrets, information, experience, technical data, formulas, procedures or results relating to the Licensed Products and which are necessary for purposes of performing the Research Plan (including, without limitation, physical, chemical, biological, toxicological, and pharmacological data, product forms and formulations, and know-how relating to methods, processes or techniques for the development, propagation, manufacture, use, sale or distribution of Licensed Products or related products or materials), which are held by a party or its Affiliates with right to license or sublicense during the term of this Agreement, and which Intellectual Property is useful or necessary for the development, propagation, manufacture, use, sale or distribution of Licensed Products or for performing the Research Plan. Without limiting the foregoing, a party's Intellectual Property will include the Tilligen Patents or Senesco Patents, as the case may be.

     1.7  "Joint Patents" is as defined in Section 6.1.

     1.8 "Licensed Products" means germplasm and plants and plant products in the Field consisting of, containing, or derived from a Mutation.

     1.9 "Mutation" means a mutation of a Gene Target discovered or developed by Tilligen in connection with the Research Plan.

     1.10 "Net Revenues" means (a) the gross amount invoiced by Senesco [**] respective Affiliates and sublicensees for the sale or other disposition of Licensed Products to persons who are not Contract Parties, plus (b) the gross amount invoiced by Contract Parties and their Affiliates for the sale or other disposition of Licensed Products, in each case during the applicable period in arm's length transactions after deduction of the following items, provided and to the extent such items are actually incurred and do not exceed reasonable and customary amounts in each market in which such sales occurred: (i) trade and quantity discounts and rebates; (ii) credits or allowances made for rejection or return of previously sold Licensed Products; and (iii) any tax or government charge levied on the sale, such as value added tax (but not including income tax). In the event that the Licensed Product is sold or otherwise transferred to an Affiliate or a third party for a price lower than if it had been sold to a third party in an arm's length transaction ("fair market value"), then Net Revenues shall be the fair market value of the Licensed Products to an end-user of the Licensed Product.

     1.11 "Project Committee" is as defined in Section 3.4.

     1.12 "Project Technology" means any materials, know-how, information, discoveries or inventions that are discovered or developed in the course of carrying out the Research Plan.

     1.13 "Research Plan" means the plan attached as Appendix A, as amended from time to time by the Project Committee pursuant to Section 3.3.

     1.14 "Senesco Patents" is as defined in Section 7.1.

     1.15 "Term" is as defined in Section 4.1

     1.16 "Tilligen Patents" is as defined in Section 7.1.

2.   CONVEYANCE OF RIGHTS.
     ---------------------

     2.1  License  to  Senesco.  Subject  to the  terms and  conditions  of this
          --------------------
Agreement, Tilligen hereby grants to Senesco an exclusive, worldwide, nontransferable royalty-bearing license under the Tilligen Intellectual Property to make, use, sell, have sold and offer for sale Licensed Products in the Field. This license shall be exclusive as to the Field, in that Tilligen will not use the Tilligen Intellectual Property to develop or commercialize any products for use in the Field, and will not grant any license to any third party to develop or commercialize products for use in the Field. The foregoing license does not, however, prohibit Tilligen from using the Tilligen Intellectual Property for its own internal research and development purposes or to develop and commercialize products outside the Field.

     2.2  License  to  Tilligen.  Subject  to the terms and  conditions  of this
          ---------------------
Agreement, Senesco hereby grants to Tilligen a non-exclusive, fully-paid, royalty-free, license in the Field to use the Senesco Intellectual Property in the United States and Canada during the Term for internal purposes only as necessary for and in connection with Tilligen's performance under this Agreement and the Research Plan. The term of this license under the Senesco Intellectual Property ends at the conclusion of Tilligen's completion of its obligations under the Research Agreement, unless earlier terminated pursuant to Section 4.

     2.3  Restrictions on Licenses. Nothing in this Agreement shall be construed
          ------------------------
as granting a license under any intellectual property or other rights other than intellectual property or other rights identified in this Agreement, and in no event shall anything in this Agreement be construed as granting a license under any intellectual property or other right which any such party is, as of the Effective Date or during the Term of this Agreement, prohibited, contractually or otherwise, from granting.

     2.4  Sublicense Rights. Senesco may sublicense its rights under Section 2.1
          -----------------
only with the prior written consent of Tilligen, which consent will not be unreasonably withheld or delayed. Notwithstanding any such consent, any such sublicense shall be consistent with all of the terms and conditions of this Agreement, and subordinate thereto. Senesco shall remain responsible to Tilligen for all obligations arising under this

Agreement based on the development, sales, distribution and other activities of each such sublicensee.

3.   RESEARCH PLAN.
     -------------

     3.1  Research  Plan.  Subject to the terms and conditions set forth herein,
          --------------
each of Senesco and Tilligen shall conduct the collaboration pursuant to the Research Plan, as attached hereto or as amended by the Project Committee, and in compliance with this Agreement.

     3.2  General  Contribution  of the Parties.  Senesco and Tilligen shall use
          -------------------------------------
diligent  efforts to conduct  their  respective  obligations  under the Research
Plan.

     3.3  Project  Committee.  The  Research  Plan will be  managed by a Project
          ------------------
Committee of four, consisting of one (1) Executive Sponsor and one (1) Collaboration Manager from each party. The Project Committee will coordinate and expedite the design, development, and implementation of activities that are necessary to fulfill the purposes of the collaboration, including the evaluation and selection of Gene Targets. Each party may, in its sole discretion, replace the assigned individuals at any time as necessary, by providing written notice to the other party of such change.

          3.3.1  Executive  Sponsors.  The initial  Executive  Sponsors shall be
                 -------------------
Sascha Fedyszyn of Senesco and Vic Knauf of Tilligen. The Executive Sponsors shall have the following specific responsibilities:

               (a) approving the Research Plan and any amendments or changes thereto;

               (b) settling disputes or disagreements that cannot be resolved by the Collaboration Managers; and

               (c) performing such other functions as appropriate to further the purposes of the collaboration as agreed by the parties.

          3.3.2  Collaboration  Managers.  The  initial  Collaboration  Managers
                 -----------------------
shall be John Thompson of Senesco and Susan Hurst of Tilligen. The Collaboration Managers shall have general responsibility for preparation of the Research Plan and the design, development, and implementation of activities that will fulfill the objectives of the collaboration as expeditiously as practicable. The Collaboration Managers shall also have the following specific responsibilities:

               (a) updating and revising the Research Plan quarterly or as mutually agreed;

               (b) monitoring and reviewing the progress of research, development, and implementation of collaboration activities in order to ensure that satisfactory progress is being made with respect to the execution of the Research Plan;

               (c)  discussing   and  agreeing  upon  remedial   measures  if  a
Collaboration Manager determines that the progress in respect of implementation of a Research Plan activity is unsatisfactory;

               (d) settling disputes or disagreements related to the Research Plan; and

               (e) performing such other functions as appropriate to further the purposes of the collaboration as agreed by the parties.

          3.3.3  Decision-making.  Decisions of the Collaboration Managers shall
                 ---------------
be made by unanimous vote, with each of Tilligen and Senesco having one vote. If the Collaboration Managers become deadlocked on an issue, the issue shall be presented to the Executive Sponsors for resolution. Other than the Research Plan, the Project Committee may not modify this Agreement. Any decisions related to material changes in the scope or the budget for the Research Plan or related to changing the terms of this Agreement will require mutual consent of Tilligen and Senesco.

          3.3.4  Meetings.  The Project  Committee shall meet no less frequently
                 --------
than quarterly, as agreed upon by the Project Committee, but preferably at a location that alternates between Tilligen's corporate headquarters and Senesco's corporate headquarters. Responsibility for keeping the minutes of these meetings shall alternate between the parties. The Project Committee will prepare quarterly science reports and the minutes of the meetings will be approved by both parties. In the event that Tilligen and Senesco become deadlocked on an issue concerning this Agreement, this Agreement shall terminate as set forth in
Section 4.3.

4.   TERMINATION

     4.1  Term.  This Agreement will begin on the Effective Date and,  except as
          ----
set for in Section 2.2, will expire concurrently with the last to expire of any patent contained in the Tilligen Intellectual Property or the Joint Intellectual Property, unless earlier terminated as provided for herein (the "Term").

     4.2  Termination  For Failure to Meet a Material Term of the Research Plan.
          ---------------------------------------------------------------------
Subject to the provisions of Section 4.6, each of Senesco and Tilligen will have the option to terminate this Agreement prior to the expiration of the Term if the other party fails to meet any material term of the Research Plan. The defaulting party will be given sixty (60) days from receipt of such written notice to initiate cure of the failure pursuant to this Section 4.2 prior to actual termination. If the defaulting party is making a good faith effort to cure during such sixty (60) day period, then the party will be given an additional sixty (60) days to complete the cure, for a total period of one hundred twenty (120) days. If the default is cured during such period, the notice will have no force or effect.

     4.3  Termination due to Deadlock. Subject to the provisions of Section 4.6,
          ---------------------------
this Agreement shall terminate if the parties become deadlocked concerning a material term of the Research Plan.

     4.4  Early  Termination - Other  Reasons.  Subject  to  the  provisions  of
          ------------------------------------
Section 4.6, either party, at its option and without prejudice to any of its other legal and equitable rights and remedies, may terminate this Agreement by reason of failure to cure a material breach by the other party, other than a breach provided in Section 4.2, or upon bankruptcy, insolvency, and dissolution or winding up of the other party. Any such termination will require written notice from the terminating party, specifying, in reasonable detail, the breach or other basis of the termination. If capable of being cured, the breaching party will be given thirty (30) days from receipt of such written notice to cure the breach pursuant to this Section 4.4 prior to actual termination. If the breach is cured during such period, the notice will have no force or effect.

     4.5  Surviving  Paragraphs.  Termination  of this  Agreement for any reason
          ---------------------
shall not terminate the provisions set forth in Sections 4.6, 6, 8, 9.3, 9.4, 9.5, 9.6, 10, 11.1 and 11.3. The rights and obligations of these Sections shall continue in full force and effect following any such termination.

     4.6  Actions on Termination.
          ----------------------

          4.6.1  Return of Information and Things.  Upon any termination of this
                 --------------------------------
Agreement, Tilligen agrees to return or permanently destroy, at Senesco's sole discretion, all Senesco Confidential Information in Tilligen's possession. Senesco agrees to return or permanently destroy, at Tilligen's sole discretion, all Tilligen Confidential Information in Senesco's possession. If biological or other material that comprises Joint Intellectual Property of Senesco and Tilligen exists upon any termination of this Agreement, the parties will attempt to negotiate a reasonable agreement as to how to dispose of such material.

          4.6.2  Termination  of License  under  Senesco Intellectual  Property.
                 --------------------------------------------------------------
Upon termination of this Agreement for any reason, Tilligen's license under the Senesco Intellectual Property pursuant to Section 2.2 is terminated.

          4.6.3  Termination of License under Tilligen Intellectual Property and
                 ---------------------------------------------------------------
Continuation  of License  Rights  Vested.  Upon  termination  if this  Agreement
----------------------------------------
pursuant to Sections 4.2, 4.3, or 4.4 (other than a termination resulting from a payment or similar default by Senesco, or a termination resulting from a bankruptcy, insolvency, dissolution or winding up of Senesco), Senesco's license under the Tilligen Intellectual Property granted in Section 2.1 will continue, at Senesco's option, as to any and all Licensed Products for which a Gene Mutation fee has been paid by Senesco to Tilligen pursuant to Section 5.1.2. As to those Licensed Products for which a Gene Mutation fee has been paid, Senesco will continue to be obligated to make the royalty and other payments to Tilligen pursuant to Section 5 and the applicable provisions of this Agreement will remain in full force and effect as to those Licensed Products Upon termination pursuant to Sections 4.2, 4.3, and 4.4, Senesco's license under the Tilligen Intellectual Property as to all other products in the Field is terminated.

5.   PAYMENTS.
     --------

     5.1  Project Funding. Senesco agrees to fund the Research Plan as set forth
          ---------------
below. All payments set forth in this Section 4 shall be made in United States dollars.

          5.1.1  Initial Fee.  Senesco  agrees  to  pay  Tilligen  [**]  dollars
                 -----------
($[**]) on or within five (5) days of the Effective Date. Except as otherwise provided in this Section, the full amount of this initial fee shall be guaranteed, non-refundable and non-creditable and shall be paid directly to Tilligen.

          5.1.2  Gene Mutation Fee. Upon delivery to Senesco of seeds containing
                 -----------------
a Mutation (and the DNA sequence information with respect thereto) for each Gene Target identified pursuant to the Research Plan, Senesco shall pay Tilligen a fee of [**] dollars ($[**]). Each such payment will be made within five (5) days of delivery of such seeds.

     5.2  Royalties and Other Payments - Licensed Products.
          ------------------------------------------------

          5.2.1  Royalty  Calculation.  Senesco  shall  pay,  and in the case of
                 --------------------
Contract Parties cause to be paid, to Tilligen [**] percent ([**]%) of the total aggregate worldwide Net Revenue of all Licensed Products (for each Mutation utilized therein) notwithstanding that the sale or other disposition of such Licensed Products occurs in a jurisdiction in which Licensed Products are not covered by a valid and enforceable Tilligen Patent or Joint Patent or the corresponding pending patent applications

          5.2.2  Sublicense  of Tilligen  Intellectual  Property by Senesco.  If
                 ----------------------------------------------------------
Senesco grants a sublicense of Tilligen Intellectual Property to a third party non-Affiliate without providing such sublicensee with a Licensed Product, Senesco shall pay Tilligen [**] percent ([**]%) of any royalty-based payments (or similar payments based upon per-unit sales of the Licensed Product) received for or as a result of such sublicense by Senesco.

          5.2.3  Non-Royalty Payments.  In situations where the sublicensee does
                 --------------------
not pay a royalty, Senesco shall pay to Tilligen an amount equal to [**] percent ([**]%) of all non-royalty income (including, without limitation, license fees, license maintenance fees and milestone payments, but not including equity consideration or reimbursements for actual research and development costs incurred by Senesco) received by Senesco from any sublicensees to the Tilligen Intellectual Property ("Non-Royalty Payments"). Such Non-Royalty Payments shall be paid on a calendar quarterly basis along with the payment of the foregoing royalties, within thirty (30) days of the close of the calendar quarter in which such Non-Royalty Payment was received.

          5.2.4  Duration of Royalty  Obligations.  The royalty  obligations  of
                 --------------------------------
Senesco under Sections 5.2.1 and 5.2.2 as to each Licensed Product shall terminate on a country-by-country basis concurrently with the expiration of the last to expire of any patents contained in the Tilligen Intellectual Property enforceable in each such country. For any country in which no patent issues related to the Tilligen Intellectual Property, the royalty obligations for such country shall terminate concurrently with the expiration of the last to expire of any patents contained in the Tilligen Intellectual Property.

          5.2.5  License  Maintenance  Payments.  In addition to the royalty and
                 ------------------------------
other payments set forth in this Section 5.2, Senesco will pay to Tilligen an annual license maintenance fee ("License Maintenance Fee") of [**] dollars ($[**]). The first such License Maintenance Fee shall be due twelve (12) months following delivery by Tilligen of the first Mutation delivered to Senesco hereunder, and on each subsequent anniversary thereof. The License Maintenance Fee shall be creditable on a noncumulative annual basis against any royalties owed to Tilligen hereunder.

6.   RECORDS.
     -------

     6.1  Payments  of  Royalties.  Within  thirty  (30)  days of the end of the
          -----------------------
applicable quarterly period (calendar) following the first commercial sale of a Licensed Product and within thirty (30) days after the end of each quarterly period thereafter, Senesco shall make a written report to Tilligen setting forth the information, including that of Affiliates and sublicensees and Contract Parties, necessary to permit Tilligen to calculate and confirm the royalty and other payments due Tilligen, even if no payment is due. At the time each report is made, Senesco shall pay or cause to be paid to Tilligen, or any Affiliate of Tilligen as Tilligen may direct, the amounts shown by such report to be payable hereunder. Payments due on sales in foreign currency shall be calculated in United States dollars on the basis of the rate of exchange in effect for purchase of dollars at Chase Manhattan Bank, New York, New York, on the last business day of the last-preceding June or December, whichever shall be later. Payments shall be without set off (except with respect the License Maintenance
Fee) and free and clear of any taxes, duties, fees or charges other than withholding taxes, if any. Payment shall be made by wire transfer to an account in the United States designated by Tilligen from time to time with prior written notice.

     6.2  Books and Records for Royalty and Non-Royalty Payments.  Senesco shall
          ------------------------------------------------------
keep, and shall cause its Affiliates, sublicensees, and all Contract Parties to keep, books and records in such reasonable detail as will permit the reports provided for in this Section to be made and the royalties payable hereunder to be determined. Senesco further agrees to permit its and its Affiliates' books and records to be inspected and audited from time to time (but not more often than once annually) during reasonable business hours by an independent auditor, designated by Tilligen and approved by Senesco, which approval will not be unreasonably withheld, to the extent necessary to verify the reports provided for in this Section; provided, however, that such auditor shall indicate to Tilligen only whether the reports and royalties paid are correct, and if not, the reason why not. Senesco also agrees to cause all Contract Parties (pursuant to the agreement under which they become Contract Parties of Senesco) to permit their respective books and records to be inspected and audited from time to time (but not more often than once annually) during reasonable business hours by an independent auditor, designated by Tilligen and approved by them, which approval will not be unreasonably withheld, to the extent necessary to verify the reports required to be provided by Senesco in this Section; provided, however, that such auditor shall indicate to Tilligen only whether the amounts reported by Senesco are correct, and if not, the reason why not. In the event that such an audit results in additional royalties being owed to Tilligen, such royalties shall be paid within twenty (20) days from notice of deficiency along with interest calculated as from the date the correct payment was due to the date of actual payment at an annual rate of five (5) percentage points above the prime rate quoted by Chase Manhattan Bank, New York, New York, on the day payment was due, or at the greatest rate permitted by law, if lower, until paid. If the original royalty payment was more than ten percent (10%) less than it should have been, the cost of the audit shall be reimbursed by Senesco.

     6.3  Late  Payment.  If any  royalties  or other  amounts  owed  under this
          -------------
Agreement are not paid when due, the unpaid amount shall bear interest, compounded annually, at an annual rate of five (5) percentage points above the prime rate quoted by Chase Manhattan Bank of New York on the day payment was due or at the greatest rate permitted by law, if lower, until paid or offset.

7.   INTELLECTUAL PROPERTY.
     ---------------------

     7.1  Ownership  of  Intellectual  Property.  Except  as set  forth  in this
          -------------------------------------
Agreement: (i) any Project Technology and any patent applications and patents claiming any Project Technology within or outside the Field first developed or made by one or more employees of Senesco shall belong to Senesco ("Senesco Patents"); (ii) any Project Technology and any patent applications and patents claiming any Project Technology within or outside the Field first developed or made by one or more employees of Tilligen shall belong to Tilligen ("Tilligen Patents"); and (iii) any Project Technology and any patent applications and patents claiming any Project Technology first developed or made jointly by one or more employees of Senesco and one or more employees of Tilligen within or outside the Field shall belong jointly to Senesco and Tilligen ("Joint Patents"). Inventorship shall be determined in accordance with United States patent laws.

     7.2  Disclosure of Patentable  Inventions.  In addition to the  disclosures
          ------------------------------------
otherwise required under this Agreement, each party shall submit a written report to the other within forty-five (45) days of the end of each calendar quarter summarizing any inventions arising in the performance of the Research Plan during the quarterly period immediately preceding delivery of such report which it believes may be patentable.

     7.3  Patent Prosecution and Maintenance.
          ----------------------------------

          (a) Tilligen  Patents.  Subject to Section 7.5, Tilligen shall control
              -----------------
the prosecution and maintenance of the Tilligen Patents in its sole discretion. If Tilligen intends to or does abandon any patent application without filing a continuation of the same, or fails to maintain any issued patent in the Tilligen Patents, in each case that claims a Licensed Product, Tilligen shall provide Senesco notice thereof not less than two (2) months before any relevant deadline, and thereafter Senesco shall have the right, but not the obligation, to prosecute such patent at Senesco's expense and Tilligen agrees to cooperate fully with Senesco in such prosecution, including by providing all appropriate technical data, all appropriate files, and executing all necessary legal documents.

          (b) Joint  Patents.  The parties  shall agree upon an outside law firm
              --------------
who shall prepare, file, prosecute and maintain Joint Patents under the joint instructions of the parties. All costs shall be shared equally. In the event
Tilligen or Senesco elects not to share or continue to share such costs of prosecution of a filed application for a Joint Patent or maintenance costs for an issued Joint Patent, it shall notify the other party not less than two (2) months before any relevant deadline, and the other party shall have the right, but not the obligation, to assume sole control over the prosecution of such filed application for a Joint Patent or maintenance of such issued Joint Patent. In such event, the party which assumes such control shall have title to such Joint Patent and the other party agrees to execute the appropriate documents to assign all of its right, title and interest in such patent to the other party.

          (c)  Senesco  Patents.  Senesco  shall  control  the  prosecution  and
               ----------------
maintenance of the Senesco Patents in its sole discretion.

     7.4  Cooperation.  Each  party  agrees  to  cooperate  with  the  other  in
          -----------
preparing and executing any documents necessary or useful to obtain patent protection on any invention that is subject to this Agreement in any country in the world.

     7.5  Costs.  Subject to  Section6.3(a),  Tilligen shall retain control over
          -----
and bear all expenses associated with the filing, prosecution and maintenance of the Tilligen Patents and patents included in the Tilligen Intellectual Property, except to the extent that such expenses relate to the prosecution and maintenance of Tilligen Intellectual Property outside the United States undertaken at the request of Senesco, in which event all such expenses will be paid or reimbursed by Senesco, provided, however, in the event that Senesco intends to or does abandon any such patent application without filing a continuation of the same, or fails to maintain any such issued patent in the Tilligen Patents, Senesco shall provide Tilligen notice thereof not less than two (2) months before any relevant deadline, and thereafter none of Senesco, its Affiliates, sublicensees, or any Contract Party shall have any rights to develop, propagate, manufacture, use, sell, have sold, offer for sale or distribute in such jurisdiction any Licensed Product. Senesco shall retain control over and bear all expenses associated with the filing, prosecution and maintenance of the Senesco Patents and patents included in the Senesco Intellectual Property.

     7.6  Patent  Litigation:  Right to Bring  Suit.  Each party  shall have the
          -----------------------------------------
power to institute and prosecute at its sole discretion and expense suits for infringement of their respective patent rights. Each party agrees to cooperate with the other in any suit brought under this Section. All expenses in such suits will be borne entirely by the party bringing such suit and such party shall collect all judgments or awards arising from these suits.

     7.7  Patent Litigation:  Jointly Owned Patents. In the event that any Joint
          -----------------------------------------
Patent is infringed or misappropriated by a third party, Senesco and Tilligen shall discuss whether, and, if so, how, to enforce such Joint Patent or to defend such Joint Patent in an infringement action, declaratory judgment action or other proceeding. In the event only one party wishes to participate in such proceeding, it shall have the right to proceed alone, at its expense, and may retain any recovery; provided that, at the request and expense of the participating party, the other party agrees to cooperate and join in any proceedings in the event that a third party asserts that the co-owner of such Joint Patent is necessary or indispensable to such proceeding.

8.   CONFIDENTIALITY.
     ---------------

     8.1  Definition.  As used  herein,  "Confidential  Information"  means  any
          ----------
information of a party disclosed by that party to the other party pursuant to such other parties' written request describing in detail the information necessary to accomplish the goals of this Agreement and the Research Plan and which is in written, graphic, machine readable or other tangible form and is marked "Confidential," "Proprietary" or in some other manner to indicate its confidential nature. Confidential Information also includes oral information disclosed by one party to the other pursuant to such written request, provided that such information is indicated to be confidential at the time of disclosure and is reduced to writing by the disclosing party within a reasonable time (not to exceed thirty (30) days) after its oral disclosure, and such writing is marked in a manner to indicate its confidential nature and delivered to the receiving party. Notwithstanding any failure to so identify it, all nonpublic Intellectual Property of each party shall be considered the Confidential Information of such party. Each party shall retain sole and exclusive ownership, right, title and interest in and to all of its Confidential Information.

     8.2  Obligations.  Should  either  party  disclose to the other any of such
          -----------
party's Confidential Information (the "Disclosing Party"), the party receiving the Confidential Information (the "Receiving Party") shall maintain the Confidential Information in confidence, shall use at least the same degree of care to maintain the secrecy of the Confidential Information as it uses in maintaining the secrecy of its own proprietary, confidential and trade secret information, shall always use at least a reasonable degree of care in maintaining the secrecy of the Confidential Information, shall use the Confidential Information only for the purpose of performing its obligations under this Agreement and the Research Plan and exercising its rights hereunder unless otherwise agreed in writing by the Disclosing Party, and shall deliver to the Disclosing Party, in accordance with any request from the Disclosing Party, all copies, notes, packages, diagrams, computer memory media and all other materials containing any portion of the Disclosing Party's Confidential
Information which is not necessary for the Receiving Party to perform its obligations under this Agreement and the Research Plan and to exercise its rights hereunder. The Receiving Party shall not disclose any of the Disclosing Party's Confidential Information to any person except to those Receiving Party Affiliates, employees and consultants having a need to know such Confidential Information in order to accomplish the purposes and intent of this Agreement and the Research Plan. Such disclosure shall not be made until the Disclosing Party is notified and consents to the disclosure, such consent not to be unreasonably withheld. The Receiving Party shall ensure that each such Affiliate, employee and consultant has been instructed to keep confidential the Confidential Information of the Disclosing Party and shall ensure that each such Affiliate, employee or consultant has signed a confidentiality agreement prepared by the Disclosing Party covering the Confidential Information of the Disclosing Party.

     8.3  Exceptions.  A  Receiving  Party  shall not have any  obligation  with
          ----------
respect to any portion of Confidential Information of the Disclosing Party which the Receiving Party is able to demonstrate (i) was known by the Receiving Party at the time of disclosure by the Disclosing Party, as evidenced by written records of the Receiving Party, (ii) has become publicly known and made generally available through no wrongful act of the Receiving Party, (iii) is outside the scope of the written request pursuant to which such Confidential Information was initially disclosed, or (iv) has rightfully been received by the Receiving Party from a third party under no obligation to the Disclosing Party to keep such information confidential. Notwithstanding Section 8.2, a Receiving Party may disclose the Confidential Information of the Disclosing Party pursuant to a subpoena or other legal process, provided that the Disclosing Party is provided prior notice reasonably sufficient to permit the Disclosing Party to obtain a protective order and provided further that such disclosure shall not relieve the Receiving Party from future adherence to Section 8.1 with respect to such Confidential Information.

     8.4  Reservation.  Unless  expressly  provided  for in  this  Agreement,  a
          -----------
Disclosing Party shall retain all rights, title and interest in its Confidential Information, and in no event will a Receiving Party have any license or right to a Disclosing Party's Confidential Information outside the Field.

     8.5  Agreement as  Confidential  Information.  Neither  party shall issue a
          ---------------------------------------
press release or other publicity announcing the existence of this Agreement or the relationship between the parties or disclose the terms and conditions of the Agreement to any third party, without the prior written consent of the other party; except each party may disclose the terms and conditions of this
Agreement: (i) as required by any court or other governmental body; (ii) as otherwise required by law; (iii) to legal counsel of the parties; (iv) in confidence, to accountants, banks, and financing sources and their advisors solely for the purposes of a party's securing financing; (v) in connection with the enforcement of this Agreement or rights under this Agreement; or (vi) in confidence, in connection with an actual or proposed merger, acquisition, or similar transaction solely for use in the due diligence investigation in connection with such transaction.

     8.6  Publications and Disclosure. The parties hereby agree that the results
          ---------------------------
obtained in the course of performing under the Research Plan may not be published or otherwise disclosed without the express prior written approval of the Executive Sponsors, except in connection with the pursuit and maintenance of patent rights.

9.   REPRESENTATION AND WARRANTIES; INDEMNIFICATION AND LIMITATION OF LIABILITY.
     --------------------------------------------------------------------------

     9.1  Senesco.  Senesco  represents  and  warrants  that to the  best of its
          -------
knowledge it has the right to make conveyances and grants in accordance with this Agreement, including, without limitation, that Senesco is free to conduct the Research Plan.

     9.2  Tilligen.  Tilligen  represents  and warrants  that to the best of its
          --------
knowledge it has the right to make conveyances and grants in accordance with this Agreement, including, without limitation, that Tilligen is free to conduct the Research Plan.

     9.3  Indemnification  by  Tilligen.   Tilligen  shall  indemnify  and  hold
          -----------------------------
harmless Senesco, its Affiliates, and all their officers, directors, employees and agents, for any losses, claims, damages, judgments, assessments, costs and other liabilities, including reasonable out-of-pocket costs and expenses as they are incurred by Senesco in connection with any demands, law suits and other legal actions by third parties against Senesco arising from (i) the infringement or alleged infringement of any patent, trade secret or other intellectual property right of any third party as a result of the use of Tilligen Intellectual Property in accordance with the Research Plan, or (ii) any gross negligence or willful misconduct by or of Tilligen, its Affiliates, agents or sublicensees.

     9.4  Indemnification by Senesco. Senesco shall, except to the extent caused
          --------------------------
by Tilligen's gross negligence or willful misconduct, indemnify and hold harmless Tilligen, its Affiliates, and all their officers, directors, employees and agents, for any losses, claims, damages, judgments, assessments, costs and other liabilities, including reasonable out-of-pocket costs and expenses as they are incurred by Tilligen in connection with any demands, law suits and other legal actions by third parties against Tilligen arising out of or alleged to arise out of (I) the propagation, manufacture, use, distribution or sale by Senesco, any Senesco Affiliate, or any Senesco sublicensee or Contract Party of any Licensed Product or any other product or service covered by Senesco Intellectual Property; (ii) the infringement or alleged infringement of any patent, trade secret or other intellectual property right of any third party as a result of the use of Senesco Intellectual Property in accordance with the Research Plan; or (iii) any gross negligence or willful misconduct by or of Senesco, its Affiliates, agents or sublicensees.

     9.5  Conditions and Limitations of Indemnification Obligation.
          --------------------------------------------------------

          (a) In order to maintain the right to be indemnified by the other party ("Indemnitor"), the party claiming indemnification ("Indemnitee") must:

               (i) notify the Indemnitor promptly after learning of any legal action undertaken by a third party and related to the subject matter of this
Section 9 (a "Third Party Claim");

               (ii) allow the Indemnitor to manage and control (by way of intervention or otherwise) the defense and settlement of any such Third Party Claim against the Indemnitee;

               (iii) cooperate with the Indemnitor in the defense or the settlement negotiations of Third Party Claims as reasonable required by the Indemnitor; and

               (iv) abstain from making any statements or taking any actions which damage the defense against a Third Party Claim (including, without limitation, any statements against the interest of the Indemnitee or admissions of causation or guilt).

          (b) The Indemnitor shall not agree to any settlement that adversely affects the Indemnitee's rights or interest without the Indemnitee's prior written approval (which approval shall not be unreasonably withheld).

     9.6  Limitation  of Liability.  EXCEPT WITH RESPECT TO THE  INDEMNIFICATION
          ------------------------
OBLIGATIONS SET FORTH HEREIN, NEITHER PARTY WILL BE LIABLE TO THE OTHER WITH RESPECT TO THE SUBJECT MATTER OF THIS AGREEMENT FOR ANY INCIDENTAL, INDIRECT, CONSEQUENTIAL, SPECIAL, OR PUNITIVE DAMAGES, OR LOST PROFITS OR THE COST OF PROCUREMENT OF SUBSTITUTE GOODS, TECHNOLOGY OR SERVICES REGARDLESS OF WHETHER ANY SUCH CLAIM FOR DAMAGES, LOST PROFITS OR OTHER COSTS IS BASED ON TORT, WARRANTY, CONTRACT OR ANY OTHER LEGAL THEORY, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

     9.7  Risk of Failure;  No  Representations.  Each of Senesco  and  Tilligen
          -------------------------------------
recognize that risk is inherent in the collaborative efforts such as those being undertaken in this Agreement and each thereof voluntarily assume this risk. Accordingly, subject to the rights to terminate provided in Section 4, any other failure of any Intellectual Property provided for use in connection with or developed under this Agreement to perform as desired despite the reasonable efforts of the responsible party or parties will not be deemed to be a breach of this Agreement. Other than as set forth in this Agreement, NO PARTY MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, WITH RESPECT TO PATENTS OWNED OR LICENSED BY THEM OR ANY KNOW-HOW INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF NONINFRINGEMENT, PATENTABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

10.  APPLICABLE LAW.
     --------------

     10.1 Governing  Law;   Jurisdiction.   The  validity,   interpretation  and
          ------------------------------
performance of this agreement and any dispute connected with this agreement shall be governed by and determined in accordance with the statutory, regulatory, and decisional law of the State of Washington (exclusive of such state's choice or conflicts of laws rules and except for the U.N. convention on contracts for the international sale of goods). Subject to having first complied with the requirements of Section 11.3, any legal actions or proceedings brought under this Agreement brought by Senesco shall be subject to the exclusion jurisdiction of the state and federal courts in, and any mediation or arbitration proceeding initiated by Senesco pursuant to Section 11.3 shall occur in, King County, Washington; and any legal actions or proceedings brought by Tilligen shall be subject to the exclusive jurisdiction of the state and federal courts in, and any mediation or arbitration proceeding initiated by Tilligen pursuant to Section 11.3 shall occur in, Middlesex County, New Jersey, and each party hereby consents to the jurisdiction of the court as provided above.

11.  MISCELLANEOUS PROVISIONS.
     ------------------------

     11.1 Notices.  All notices and other  communications  required or permitted
          -------
under this Agreement shall be deemed to be properly given when in writing and sent by registered or certified mail, postage prepaid or by reputable courier service providing evidence of delivery or by facsimile with receipt confirmation, to the other party at the address set forth below, or at such other address as either party may be in writing designate from time to time for these purposes.

           If to Tilligen:           Tilligen, Inc.
                                     1000 Seneca Street
                                     Seattle, WA 98101
                                     Attention: Chief Technical Officer
                                     Fax No.: 206-903-0263

           If to Senesco:            Senesco Technologies , Inc.
                                     303 George Street
                                     Suite 420
                                     New Brunswick, NJ 08901
                                     Attention:  Sascha Fedyszyn, VP, Corp. Dev.
                                     Fax No.: 732.296.9292


     11.2 Assignability.  The  rights  and  obligations  acquired  herein by the
          -------------
parties are not assignable, transferable or otherwise conveyable, in whole or part (by operation of law or otherwise) to any third party without the consent of other party, which shall not be unreasonably withheld, except that either party may, without such consent, assign its rights and obligations to any purchaser of all or substantially all of the assets of the party related to this Agreement or to any successor corporation resulting from any merger or consolidation of a party. Any attempted assignment conflicting with this Section shall be null and void and without effect.

     11.3 Dispute Resolution.
          ------------------

          11.3.1 All claims, disputes, and other matters in controversy ("Dispute") arising directly or indirectly out of or related to this Agreement, or the breach thereof, whether contractual or noncontractual, and whether during the term or after the termination of this Agreement, shall be resolved exclusively according to the procedures set forth in this Section 11.3.

          11.3.2 Mediation. No Party shall commence an arbitration proceeding pursuant to the provisions of Paragraph 11.3.3 below unless such Party shall first give written notice (a "Dispute Notice") to the other Party in the same manner otherwise provided for notice in this Agreement, setting forth with reasonable specificity the nature of the Dispute. The Dispute Notice shall constitute a notice and demand for mediation. The Parties shall attempt in good faith to resolve the Dispute by mediation under the CPR Mediation Procedure for Business Disputes in effect on the date of the Dispute Notice. CPR is the Center for Public Resources Institute for Dispute Resolution, 366 Madison Avenue, New York, NY 10017-3122. If the Parties cannot agree on the selection of a mediator within twenty (20) days after delivery of the Dispute Notice, the mediator shall be selected by CPR. If the Dispute has not been resolved by mediation within sixty (60) days after delivery of the Dispute Notice, then the Dispute shall be determined by arbitration in accordance with the provisions of Paragraph 11.3.3 below.

          11.3.3 Arbitration. Any Dispute that is not settled by mediation as provided in Paragraph 11.3.2 above shall be resolved by arbitration in accordance with the CPR Non-Administered Arbitration Rules in effect on the date of the Dispute Notice, as modified by the terms set forth in this Paragraph 11.3.3, by three independent and impartial arbitrators, of whom each party shall appoint one and the third, who shall serve as chairman, shall be appointed by CPR. The arbitration shall be governed by the Federal Arbitration Act, 9 U.S.C. ss. 1-16, and judgment upon the award rendered by the arbitrators may be entered by any court having jurisdiction thereof.

               11.3.3.1 The arbitrators shall issue an award in writing specifying their findings of fact and conclusions of law. The arbitrators are not empowered to award damages in excess of compensatory damages and each Party hereby irrevocably waives any right to recover such damages with respect to the Dispute.

               11.3.3.2 Upon the application by any Party to a court for an order confirming, modifying, or vacating the award, the court shall have the power to review whether, as a matter of law based on the findings of fact determined by the arbitrators, the award should be confirmed, or should be modified or vacated in order to correct any errors of the law governing the substance of this Agreement that may have been made by the arbitrators. In order to effectuate such judicial review limited to issues of law, the Parties agree (and shall stipulate to the court) that the findings of fact made by the arbitrators shall be final and binding on the parties and shall serve as the facts to be submitted to and relied on by the court in determining the extent to which the award should be confirmed, modified, or vacated.

          11.3.4 If any Party fails to proceed with mediation or arbitration as provided herein or unsuccessfully seeks to stay such mediation or arbitration, or fails to comply with any arbitration award, or is unsuccessful in vacating or modifying the award pursuant to a petition or application for judicial review, the other Party(ies) shall be entitled to be awarded costs, including reasonable attorneys' fees, paid or incurred by such other party in successfully compelling such arbitration or defending against the attempt to stay, modify, or vacate such arbitration award and/or successfully defending or enforcing the award.

          11.3.5 All applicable statutes of limitations and defenses based upon the passage of time shall be tolled while the procedures specified in this
Section 11 are pending. The Parties will take such action, if any, required to effectuate such tolling.

          11.3.6 The provisions of this Section 11.3 shall survive termination or expiration of this Agreement..

     11.4 Severability.  In case any one or more of the provisions  contained in
          ------------
this Agreement shall for any reason be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, but this Agreement shall be construed as if such invalid or illegal or unenforceable provisions had never been contained herein.

     11.5 Counterparts.  This Agreement may be executed in two (2) counterparts,
          ------------
each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument.

     11.6 Headings.  Headings as to the contents of particular  Sections are for
          --------
convenience only and are in no way to be construed as part of this Agreement or as a limitation of the scope of the particular Sections to which they refer.

     11.7 Export  Control.   Notwithstanding   any  other   provisions  of  this
          ---------------
Agreement, Tilligen agrees to make no disclosure or use of any Senesco information or Senesco technology furnished or made known to Tilligen pursuant to this Agreement, and Senesco agrees to make no disclosure or use of any Tilligen information or Tilligen technology disclosed to Senesco pursuant to this Agreement except in compliance with the laws and regulations of the United States of America, including the Export Administration Regulations promulgated by the Office of Export Administration International Trade Administration, United States Department of Commerce; and in particular, each party agrees not to export, directly or indirectly, either

o the technical data furnished or made known to it by the other party pursuant to this Agreement; or

o    the "direct product" thereof; or

o    any commodity produced using such technical data

to any country or countries for which a validated license is required unless a validated license is first obtained pursuant to the Export Administration Regulations. The term "direct product" as used above, is defined to mean the immediate product (including process and services) produced directly by the use of the technical data.

     11.8 Force  Majeure.  Except for payments of money,  neither of the parties
          --------------
shall be liable for any default or delay in performance of any obligation under this Agreement or the Research Plan caused by any of the following: Act of God, war, riot, fire, explosion, accident, flood, sabotage, compliance with governmental requests, laws, regulations, orders or actions, national defense requirements or any other event beyond the reasonable control of such party; or labor trouble, strike, lockout or injunction (provided that neither of the parties shall be required to settle a labor dispute against its own best judgment).

The party invoking this subparagraph shall give the other party written notice pursuant to Section 11.1 and full particulars of such force majeure event as soon as possible after the occurrence of the cause upon which said party is relying.

Both Senesco and Tilligen shall use reasonable efforts to mitigate the effects of any force majeure on their respective part.

     11.10 Negation of Agency. It is agreed and understood by the parties hereto
           ------------------
that each of Tilligen and Senesco, in its performance of its obligations and responsibilities under this Agreement, is an independent contractor and that nothing herein contained shall be deemed to create an agency, partnership, joint venture or like relationship between the parties. The manner in which each of Tilligen and Senesco carries out its performance under this Agreement is within each of Tilligen's and Senesco's sole discretion and control.

     11.11 Other Requests. The parties hereto agree that upon reasonable request
           --------------
of the other party, each such party shall execute and deliver such additional documents and Agreements, and take such further actions, as may be necessary in order to fulfill and give effect to the terms of this Agreement.

     11.12 Integration;  Amendment  and  Waiver;   Conflict.   This   Agreement,
           ------------------------------------------------
including any exhibits or other attachments hereto, constitutes the entire agreement of the parties with respect to the subject matter hereof, and supersedes all prior or contemporaneous understandings or agreements, whether written or oral, between the parties with respect to the subject matters. This Agreement may be amended, modified, superseded or canceled, and any of the terms may be waived, only by a written instrument executed by each party or, in the case of waiver, by the party or parties waiving compliance. The delay or failure of any party at any time or times to require performance of any provisions shall in no manner affect the rights at a later time to enforce the same. No waiver by any party of any condition or of the breach of any term contained in this Agreement, whether by conduct, or otherwise, in any one or more instances, shall be deemed to be, or considered as, a further or continuing waiver of any such condition or of the breach of such term or any other term of this Agreement. In the event of any conflict or inconsistency between the terms and conditions of this Agreement and the terms and conditions of the Research Plan, the terms and conditions of the Agreement shall control.



                            [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the Effective Date.


TILLIGEN, INC.                        SENESCO TECHNOLOGIES, INC.


By    /s/  Ken Hunt                   By    /s/  Sascha P. Fedyszyn
      --------------------                  -----------------------


Date  9/20/02                         Date  9/27/02
      --------------------                  -----------------------

                                   APPENDIX A


Senesco [**] supplies sufficient seed of [**] varieties of [**].

Tilligen determines mutagenesis protocol; and mutagenizes seed.

Tilligen, with [**], plants seed in [**] farm in summer of 2002.

Senesco provides DNA sequence of one to four Gene Targets to Tilligen.

Tilligen, [**] , and Senesco representatives to observe M1 plantings in fall of 2002.

Tilligen to design and test primers within 45 days of receipt of DNA sequence information from Senesco to be used for tilling.

Tilligen to harvest [**] seed (September to October 2002).

Tilligen to replant [**] M2 seedlings in greenhouse ( planting November 2002 through February 2003; harvesting M3 seed June - August 2003).

Tilligen to prepare DNA samples from individual M2 [**] plants from late November 2002 into March 2003, and till for mutations in approved targets from December 2002 into June 2003. Results will be communicated to Senesco team on a biweekly basis.

For mutations of interest, Tilligen will propagate through self and backcross generations to homozygosity. At same time, seed containing the mutations (possibly heterozygous) will be provided to Senesco, along with sequence information of the mutation.

For mutations of interest, Tilligen will proceed to file provisionally with the US patent office. Subsequent actions on all patent filings will be jointly discussed by Tilligen and Senesco.